Exhibit 10.18

LEASE

This lease (the “Lease”) is dated as of June 15, 2016, by and between Legacy Huron, LLC having a place of business at c/o Eastport Real Estate Services 318 Bear Hill Road, Waltham, Massachusetts 02451 (the “Lessor”) and Allurion Technologies, Inc (the “Lessee”). The Lessor and Lessee hereby agree as follows:

1.	Agreement to Lease. The Lessor hereby leases the Premises to the Lessee upon the terms and conditions herein after set forth, and the Lessee hereby accepts the Premises from the Lessor.

2.

Premises. Approximately 2,538 square feet of rentable office space located at Suite 200 on the second floor of 11 Huron Drive, Natick, MA (the “Premises”). In addition, Lessee shall have, as appurtenant to the Premises, the right to use, and permit its invitees to use, the common toilets, corridors and elevator lobby.

3.	Term. The Lease shall commence on July 1, 2016 and shall terminate on December 31, 2016.

4.

Security Deposit. The Lessee will deposit with Lessor the amount of $3,489.75, which shall be held as security for all the Lessee’s obligations under this Lease and refunded to the Lessee at the expiration of the Term, subject to the Lessee’s satisfactory compliance with the conditions hereof. If the Lessee fails to pay rent or other charges due hereunder or otherwise defaults under this Lease, the Lessor may use, apply, or retain all or any portion of the security deposit for the payment of any rent or other charge or for the payment of any other sum to which the Lessor may become obligated by reason of the Lessee’s default or to compensate the Lessor for any loss or damage which the Lessor may suffer thereby. If the Lessor so uses or applies all or any portion of the security deposit, the Lessee shall, within ten (10) days after written demand therefore, restore the security deposit to the full amount herein described and the Lessee’s failure to do so shall be material breach of the Lease. No trust relationship is created hereby between the Lessor and the Lessee with respect to the security deposit, and the Lessor shall not hold the Security Deposit in an interest-bearing account.

If the Lessor conveys the Lessor’s interest under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by the Lessor to the Lessor’s grantee, and the Lessee agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 4. The Lessee agrees that the Lessee will not assign, encumber or pledge, attempt to assign, encumber or pledge the moneys deposited herein as security, and that neither the Lessor, not its successors and assigns, shall be bound by any such attempted assignment, attempted pledge, or attempted encumbrance. The holder of a mortgage of property which includes the Premises shall not be responsible to the Lessee for the return or application of any such deposit, whether or not it succeeds to the position of the Lessor hereunder, unless such deposit shall have been received in hand by such holder.

5.	Rent.

a. Rent and any additional rent or other charges payable under Section 6 or Section 7 or any other provision of this Lease shall be payable by the Lessee to the Lessor at Lessor’s mailing address, or such other place as the Lessor may from time to time designated by notice to the Lessee, without notice, demand, offset, or deduction, except as otherwise specifically provided for in this Lease, The Rent shall be payable, in advance, in equal monthly installments of one-twelfth (1/12th) of the Annual Rent specified in Section 5 (c), on the first day of each and every calendar month during the term of this Lease. Lessee shall not prepay Rent for more that one month prior to accrual without written consent of the Lessor. If mailed, rent payments shall be postmarked not later than the 25th day of the preceding month. Rent and any other charges payable by the Lessee for any partial month shall be paid by the Lessee to the Lessor on a pro-rata basis.

b. Late Payments. Rent, additional rent, and any other sums due hereunder not paid within ten (10) days of due date shall bear interest at the rate of one and one-half percent (1-1/2%) per month or fraction thereof (or at any lesser maximum legally permissible rate) from the due date until paid. If any check for payment of rent or any other sum due hereunder is returned for insufficient funds or other similar reason, Lessee shall promptly replace such funds with a bank or certified check, together with interest payable as provided above and an administrative fee of $100.00. If such event occurs three or more times during the Lease Term, as extended or renewed, Lessor may demand by written notice to Lessee that all payments thereafter be by bank or certified check, and failure to comply with such demand shall be default hereunder. If an event under this paragraph occurs more that three times in one year, the Lessor shall have the immediate right, without further notice or time to cure, to terminate this Lease. Termination under this paragraph, by reason of Lessee’s default, shall not release Lessee of obligation to pay rent, additional rent and other sums then due.

c. The Lessee shall pay rent to the Lessor in advance monthly installments, beginning on the commencement date in the amount of:

7/1/16 – 12/31/16:	$3,489.75 per month:	$20,938.50 per 6/mo

6.

Utilities. Lessee shall reimburse Lessor $1.75 psf per annum ($370.13/month) for use of lights and plugs. Lessor shall be responsible for all utility costs related to heat, air conditioning, water and sewer. Lessee shall be responsible for telephone/communications or extraordinary uses of the above listed utilities. Lessee will pay its prorate share of the increase of these charges if utility costs are increased.

7. Special Equipment. Notwithstanding anything to the contrary herein, Lessee agrees to pay for all electrical and other utility costs resulting from the installation and operation on the premises of any special equipment other than normal office items which include desktop computers, typewriters, office duplicating machines, calculators, and other equipment approved by Lessor in writing; such costs to include the purchase and installation of separate meters to measure the utilities so used, if such special equipment is used.

8. Use of Leased Premises. The Lessee shall use the leased Premises only for the operation of general office and administrative space. In no event shall the Premises be used for conducting any retail or wholesale business with the general public, for the sale or any goods or services, or for any other purpose. The Lessee shall not introduce any hazardous or toxic materials (other than those normally used in an office environment) onto the Premises, or the Building or Property on which the Premises are located (the Property).

9. Compliance with Laws. The Lessee acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law, rule, regulation, order or any municipal by-law or ordinance in force in the city or town in which the Premises are situated.

10. Fire Insurance. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the Property, or on the contents of said Property or which shall be contrary to any law or regulation from time to time established by the New England First Insurance Rating Association, or any similar body succeeding to its powers. The Lessee shall on demand reimburse the Lessor, and all other Lessees, for all extra insurance premiums caused by the Lessee’s use of the Premises outside of the agreed upon use.

11. Maintenance of Premises. The Lessee agrees to maintain the Premises in as-good condition as they are at the commencement of the Term or as they may be put in by Lessor during the term of this Lease, reasonable wear and tear, and damaged by fire and other casualty only excepted. The Lessee acknowledges that the Premises are now in good order and the glass whole. The Lessee shall not cause or permit the Premises to be overloaded, damaged, stripped or defaced, nor cause or suffer any waste. The Lessee shall be responsible for the cost of any damage to common areas of the Building caused by the Lessee, or any contractors, invitees, clients, employees, etc. of the Lessee. Lessee shall obtain written consent of Lessor before erecting any sign on the Premises or the Property. Lessor shall place Lessee’s company name in the building directory, on the street sign and near the entrance to the office space as is standard for other Lessees in the building.

12. Alterations, Addition. The Lessee shall not make structural alterations or additions to the Premises, but may make non-structural alterations to the Premises provided the Lessor consents there to in advance in writing, which consent shall not be unreasonably withheld or delayed, All such allowed alterations shall be in quality at least equal to the present construction, and the Lessee shall use best efforts so as not to unreasonably disturb other Lessees of the Building. If other

Lessee’s in the building are disturbed, then he work shall immediately cease and shall only be permitted during the non-business hours of the building. Lessee shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises for labor and material furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released of record within ten (10) days of filing, without cost to Lessor. Failure by the Lessee to remove such lien shall be an event of default under this lease.

Any alterations or improvements made by the Lessee shall become the property of the Lessor at the termination of occupancy, as provided herein, as long as Lessor states that such alterations or improvements shall become the property of the Lessor in Lessor’s initial written consent to do the work. If any alterations or additions are made to the premises that cause or trigger any additional improvements to be required in the building by state, local, or federal officials, including, but not limited to, the American with Disabilities Act improvements, then the cost of these additional improvements shall be the sole responsibility of the Lessee.

13. Assignment, Subleasing. (a) The Lessee shall not assign, sublet, mortgage, pledge, encumber or otherwise transfer the whole or any part of the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, Lessee shall remain liable to Lessor for the payment of all rent and for the full performance of the covenants and conditions of this Lease. If this Lease is assigned or if the Premises or any part thereof is sublet, the Lessor may collect rent and other charges from the assignee or Sublessee and apply the net amount collected to the rent and other charges due from the Lessee hereunder, but no such assignment, subletting, collection, or modification or any provisions of this lease shall be deemed to be waiver or the Lessee’s covenant not to so assign or sublet or to be an acceptance of the assignee or sublessee as a Lessee or to be a release of the Lessee form is obligations under this Lease.

The Lessee shall be responsible for all of Lessor’s costs associated with the Assignment or Sublease including but not limited to a management review fee of $500.00, payable in advance, and all of Lessor’s reasonable legal review fees. Payment of these fees does not in any way guarantee the approval of the assignment or sublease. The Lessee shall pay to the Lessor, as and when the same becomes due under any permitted sublease, any rent, additional rent and other sums received by the Lessee on account of such subletting which shall exceed the rent payable to the Lessor hereunder and any reasonable expenses incurred by the Lessee in connection with such subletting.

(b) Any assignment, sublease, or other transfer that is made without the prior written consent of the Lessor, or where the Lessor’s consent is obtained with information that is not accurate as to the assignee, sublessee or transferee, shall be voidable by the Lessor at any time thereafter, notwithstanding the Lessor’s acceptance of rent, additional payments and any other payment from the Lessee, assignee or sublessee. Any assignment, sublease or other transfer under this subsection (b) of Section 13 shall be considered a default under this Lease, entitling the Lessor to exercise its rights for default under Section 22.

(c) Consent to any one assignment, sublease, or other transfer does not constitute waiver of the Lessor’s right to consent to further assignments, subleases, or other transfers. Further assignment, sublease, or other transfer after consent to the initial assignment, sublease or other transfer is at the sole and absolute discretion of the Lessor.

14. Subordination/Estoppel. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or any time hereafter, a lien or liens on the Property of which the leased premises are a part and the Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of the Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Additionally, Lessor and Lessee agree to execute a written statement (Estoppel Agreement) certifying that the lease is in full force and effect and the status of rental payments.

15. Lessor’s Access. The Lessor and Lessor’s agents may, (i) at reasonable times and upon 24-hours prior notice, enter to view the Premises, (ii) remove placards and signs not approved and affixed as herein provided, (iii) make repairs and alterations, as Lessor shall elect to do, and (iv) at reasonable times and upon 24-hours prior notice show the Premises to others.

16. Indemnity. (i) To the maximum extent permitted by the law, the Lessee shall indemnify, defend, and save harmless the Lessor, the directors, officers, agents, and employees of the Lessor and those in privity of estate with the Lessor, from and against any and all claims, expenses (including, without limitation, reasonable attorney’s fees) or liability of whatever nature for losses of or damaged to any property, or death, or injury to any persons, including without limitation those losses, damages, death or injury arising from any act, omission or negligence of Lessee, or Lessee’s contractors, licensees, agents, servants, employees, concessionaires, customers, assignees, or sub Lessees, occurring on or about the Premises, or arising out of the occupancy of the Premises, provided, however, that in no event shall the Lessee be obligated under this Section 16 to indemnify the Lessor, the directors, officers, agents, and employees of Lessor or those in privity of estate with Lessor, where such a claim, expense or liability results solely from the intentional misconduct or gross negligence of Lessor or the officers, agents, or employees of the Lessor on or about the Premises or the Building. The indemnity and hold harmless agreement shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel acceptable to the Lessor or counsel selected an insurance company which has accepted liability for any such claim.

(ii) The Lessee agrees to use and occupy the Premises and to use such other portions of the Building and the lot on which the Building is located as the Lessee is herein given the right to use at the Lessee’s sole risk; and to the fullest extent permitted by law the Lessor shall have no responsibility or liability for any loss or of damage to furnishings, fixtures, equipment or other personal property of the Lessee or of any persons claiming by, through or under the Lessee.

(iii) The Lessee agrees that the Lessor shall not be responsible or liable to the Lessee, or to those claiming by, through or under the Lessee, for any loss damage resulting to the Lessee or those claiming by, through or under the Lessee, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or in any part of the Building.

(iv) The provisions of this Section 11 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

17. Lessee’s Property. The Lessee agrees that all the furnishings, fixtures, equipment, effects and property of every kind, nature, and description of Lessee and of all persons claiming by, through or under Lessee which, during the continuance of this Lease or any occupancy of the Premises by Lessee or anyone claiming under the Lessee, may be on the Premises or elsewhere in the Building or on the Property shall be at the sole risk and hazard of Lessee, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or busting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Lessor, unless such loss or damage is due to Lessor’s gross negligence or misconduct.

18. Rules. Lessee agrees to comply with all reasonable rules and regulations now or hereafter made by Lessor, attached as Exhibit A, for the care and use of the Premises, the Building and the common areas, Lessor shall not be liable to Lessee for failure of other Lessees to conform to such rules and regulations.

19. Waiver of Subrogation. Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received there under.

20. Lessee’s Liability Insurance. The Lessee shall maintain with respect to the Premises and the Property, of which the leased premises are a part, comprehensive public liability insurance in the amount of $1 million for any one person injured or killed and $1 million for any one accident with property damage insurance in limits of $50,000.00 per accident in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Lessor as well as Lessee against injury to persons or damage to property as provided. The Lessee shall deposit with the Lessor certificates for such insurance, naming the Lessor as an additional insured, prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies, All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10)days prior written notice to each assured named therein.

21. Fire, Casualty, Eminent Domain. The Lessee shall also maintain in full force from the date upon which the Lessee first enters the Premises for any reason, throughout the Lease Term and thereafter so long as the Lessee is in occupancy of any part of the Premises, property insurance covering the Lessee’s furnishings, fixtures, equipment or other personal property of the Lessee written on as “All Risk” (or “Open Perils”) basis with fire and extended coverage for full replacement cost, and such other insurance as the Lessor may, from time to time, reasonably require. Without limiting any other provisions of this Lease, if the Lessee fails to take out or maintain any policy of insurance required by Section 10 to be taken out and maintained, such failure shall be complete defense to any claim asserted by the Lessee against the Lessor by reason of any loss sustained by the Lessee that would have been covered by such policy.

Should a substantial portion of the Premises or the Property be substantially damaged by fire or other casualty, or be taken by eminent domain, the Lessor may elect to terminate this Lease. Lessor shall not be liable to Lessee for compensation for loss of business, profits or any other type of loss due to such damage and resulting interference with Lessee’s use of the Premises. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the Lessee may elect to terminate this Lease if:

(i) The Lessor fails to give written notice within sixty (60) days of intention to restore the Premises, or

(ii) The Lessor fails to restore the Premises to a condition substantially suitable for their intended use within one hundred-twenty (120) days of said fire, casualty, or taking.

In no event shall the Lessor have any obligation to make any repairs or perform any restoration work under this Section if prevented from doing so by reason of any cause beyond its reasonable control, including without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations. All such repairs shall be made at the expense of Lessor, but Lessor shall not be required to expend for such repair any amount in excess of the sun of (a) the net insurance proceeds actually received by the Lessor by reason of such damage, and (b) the amount of the deductible carried by the Lessor under its casualty insurance policy. Further, the Lessor shall not be obligated to make any repairs or perform any restoration work to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than the Lessor or which are not the property of the Lessor. Lessor shall not be liable for interruption of Lessee’s business or for damage to or replacement or repair of Lessee’s personal property (including, without limitation, inventory, trade fixtures, floor covering, furniture and other property removable by Lessee under the provisions of this Lease), such replacement or repair to be undertaken and completed by Lessee as its expense, In no event shall Lessor be liable to Lessee for indirect or consequential damages under this Section or otherwise in connection with this Lease.

The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee may have for damages or injury to the Premises for any taking by eminent domain, except for damages to the Lessee’s fixtures, property, or equipment.

22. Events of Default. Each of the following shall constitute an event of default:

(i) Lessee shall fail to pay rent or additional rent payable hereunder when due; or

(ii) Lessee shall neglect or fail to perform or observe any other covenant or obligation contained herein and the Lessee shall fail to remedy the same as soon as practicable and in any event within ten (10)days after notice to the Lessee specifying such neglect or failure, or if such failure cannot reasonably be cured by the Lessee within said ten (10) day period, or if Lessee shall fail to commence promptly (and in any event within such ten (10) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii) Lessee or any guarantor of Lessee shall make an assignment for the benefit of creditors; or of law, or leasehold interest shall be taken by execution or other process.

(iv) A lien or other involuntary encumbrance is filed against Lessee’s leasehold interest or Lessee’s other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or

(v) A petition is filed by Lessee or any guarantor of Lessee for adjudication as a bankrupt or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect or

(vi) An involuntary petition under any of the provisions of said Bankruptcy Act is filed against Lessee or any guarantor of Lessee and such involuntary petition is not dismissed within thirty (30) days thereafter, or

(vii) Lessee shall vacate or abandon the Premises for more than seven (7) days;

(viii) Lessee shall fail to take possession of the Premises and occupy the same for the permitted uses within thirty (30) days following the date when the premises are deemed ready for occupancy.

If an Event of Default shall occur, the Lessor may, at any time thereafter, terminate this Lease by notice to the Lessee, specifying a date upon which the Lease shall terminate and this Lease shall come to an end on the date so specified as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Lessee will then quit and surrender the Premises, but the Lessee shall remain liable as hereinafter provided. Lessee hereby waives any rights of redemption under Massachusetts General Law c. 186 p11. If this Lease shall have been terminated as provided herein, or if any execution or attachment shall be used against the Lessee or any of Lessee’s property in the Premises, then the Lessor may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess the Lessee and all other persons and any and all property from the same, as if this Lease had not been made, and the Lessee hereby waives the service of notice and intention to re-enter or institute legal proceedings to that end.

Rent payments not received by the 10th day of the month shall be subject to an administrative late fee equal to $50.00 and shall also be subject to interest at a rate of 18% per year beginning on the date the rent was originally due.

23. Lessee’s Obligations after Termination. In the event that this Lease is terminated under any of the provisions contained in the preceding section or shall be otherwise terminated for breach of any obligation of Lessee, Lessee covenants to pay forthwith to Lessor, as compensation, the excess of the total rent reserved for the residue of the Term over the renal value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the rent and all additional rent, the value of all other consideration agreed to be paid or performed by Lessee for said residue.

Lessee further covenants as an additional and cumulative obligation after any such termination to pay punctually to Lessor all the sums and perform all the obligations that Lessee covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Lessee under the foregoing covenant, Lessee shall be credited with any amount paid to Lessor as a lump sum payment and also with the net proceeds of any rents obtained by Lessor by re-letting the Premises, after deducting all Lessor’s expenses in connection with such re-letting, including, without implied limitation, all repossession costs, brokerage commissions, fees or legal services and expense of preparing the Premises for such re-letting. Lessee agrees that Lessor may:

(a) Re-let the Premises or any part or parts thereof for a term or terms which may at Lessor’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Lessor in its sole judgment considers advisable or necessary to re-let the same.

(b) Make such alterations, repairs, and decorations in the Premises as Lessor in its sole judgment considers advisable or necessary to re-let the same, and no action of Lessor in accordance with the foregoing or failure to re-let or to collect rent after re-letting shall operate or be construed to release or reduce Lessee’s liability as aforesaid.

(c) Nothing contained in this Lease shall limit or prejudice the right of Lessor to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

24. Notice. Any notice from the Lessor to the Lessee relating to the Premises or to the occupancy thereof, shall be duly served if mailed, by registered or certified mail (return receipt requested) or overnight courier, to, Allurion Technologies, Inc. 11 Huron Drive, Natick, MA or at such address as the Lessee may from time to time advise in writing. Any notice from the Lessee to the Lessor relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Lessor by registered or certified mail, return receipt request, postage prepaid, addressed to the Lessor. All rent and notices shall be paid and sent to the Lessor addressed to Legacy Huron, LLC c/o Eastport Real Estate Services, 318 Bear Hill Road, Waltham, Massachusetts 02451, or at such address as the Lessor may from time to time advise in writing.

25. Surrender. The Lessee shall, at the expiration or other termination of this Lease, remove all Lessee’s good and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the Premises). Lessee shall deliver to the Lessor the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in as-good condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted, In the event of the Lessee’s failure to remove any of Lessee’s property from the Premises, Lessor is hereby authorized, without liability to Lessee for loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee’s expense, or to retain same under Lessor’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

26. Governing Law. This Lease shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

27. Holding Over. Any holding over by the Lessee after the expiration of this lease shall be treated as a monthly tenancy at sufferance. Lessee shall pay rent to Lessor during any such period at a rate of equal 1.5 (1.5) times the rent most recently in effect under this Lease, plus additional and all other charges to be paid by Lessee hereunder, and such tenancy shall otherwise be on terms and conditions set forth in this lease, as far as applicable.

28. Liability. In no event shall the Lessor ever be liable to the Lessee for any loss of business or any other indirect or consequential damages suffered by the Lessee from whatever cause. In no event shall the Lessee ever be liable to the Lessor for any loss of business or any other indirect or consequential damages suffered by the Lessor from whatever cause.

29. Improvement by Lessor. Lessor shall complete the following improvements within the Premises:

*Patch and paint walls using building standard paint.

* Shampoo carpeting.

30. Brokerage. Lessee acknowledges that they have dealt with only SVN Parsons Commercial Group on this transaction who shall be paid under a separate agreement with the Lessor. Lessor indemnifies Lessee for damages arising out of any claim from any other brokerage.

31. Confidentiality. Lessee agrees to neither disclose nor discuss the terms of this agreement with any third party without Lessor’s prior written consent.

32. Signage. Lessee shall be responsible for the cost of any signage it may require to conform to building standard and be subject to Lessors final review.

33. Extension Option. Provided Lessee is not in default; Lessee shall have the right to extend the term of the Lease for two (2) additional successive three (3) month periods. Lessee will provide Lessor with eight (8) weeks prior notice in writing of its intention to exercise each option. During any such Extension all other terms of the Lease shall remain the same.

34. Parking; Early Access. Lessee shall have full use of approximately three (3.0) parking spaces per 1,000 rentable square feet. Lessor will grant the Lessee one (1) week early access to the space for purposes of setting up their furniture and telecommunications systems.

35. Lessor’s Authority. Lessor represents and warrants that it has full right and authority to enter this Lease and that Lessee, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold, occupy and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

IN WITNESS WHEREOF, the Lessor and Lessee have hereunto set their hands and common seals this 15th day of June, 2016

Lessee: Allurion Technologies, Inc.		Lessor: Legacy Huron, LLC

By:	/s/ Jonathan D. Wecker	By:	/s/ Michael L. Price
	Jonathan D. Wecker		Michael L. Price

Its:	CEO	Its:	Manager

RULES AND REGULATIONS

1.

The sidewalks, entrances, passages, courts, elevators, vestibules, corridors, stairways, and halls shall not be encumbered or obstructed by any Lessee, nor shall they be used for any purpose other than ingress and egress to and from from the Premises clean and free from ice and snow.

2.

No awnings or other projection shall be attached to the outside walls of the building without the prior written consent of the Lessor. No curtains, blinds, shades, or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior consent of the Lessor. Any such awnings, projection, curtains, blinds, shades, screens, or other fixtures used by the Lessee (if given the prior written consent of the Lessor for such use), shall be of a quality, type, design, and color, and attached in a manner approved by the Lessor.

3.

A building directory and mailboxes will be maintained in the main lobby of the building at the expense of the Lessor and the number of such listing shall be at the sole discretion of the Lessor. No sign advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Lessee on any part of the outside or inside of the Premises or building without the prior written consent of the Lessor. In the event of violation of the foregoing by any Lessee, Lessor may remove same without any liability and may charge the expense incurred by such removal to any lessee violating this rule. Interior signs on doors and directory tablet shall be inscribed painted or affixed for each Lessee at Lessee’s expense and shall be of a size, color, and style acceptable to the Lessor.

4.

The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into halls, passageways, or other public places in the building shall not be covered or obstructed by any Lessee not shall any bottles, parcels, or other articles be placed on the windowsills.

5.

No show cases or other articles shall be put in front of or affixed to any part of the corridor of the building, nor placed in the halls, corridors, vestibules, or fire escapes without prior consent of the Lessor.

6.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were intended, and no sweeping, rubbish, rags, or other substances shall be thrown therein. All damages resulting from and misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors, or licensees shall have caused same.

7.

No Lessee shall mark, paint, drill into or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with a prior written consent of Lessor, and as the Lessor may direct. No Lessee shall lay linoleum or other similar floor coverings so that the same shall come in contact with the floor of the Premises, and if, linoleum or other similar floor coverings is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8.

No bicycles, animals of any kind, or other vehicles shall be brought in our kept about the Premises, and no cooking shall be done or permitted by Lessee on said Premises. No Lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9.

No space in the building, except as provided in individual leases shall be used for manufacturing, for the storage of merchandise or for the sale of merchandise goods or property of any kind at auction.

10.

No Lessee shall make or permitted be made any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Lessee shall throw anything out of doors, windows, skylights, or down the passageways.

11.

No Lessee, nor any of Lessee’s servants, employees, agents, visitors, or licenses shall at any time bring or keep upon the Premises any inflammable or combustible, or explosive fluid, chemical or substance.

12.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes by made in existing locks or the mechanism thereof without prior written consent of Lessor. Each Lessee must upon the termination of its tenancy, return to the Lessor, all keys or stores, offices and toilet rooms, either furnished to or otherwise procured by such Lessee, and in the event of the loss of any keys so furnished, such Lessee shall pay the Lessor the cost thereof.

13.

All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Lessor or its’ agent may determine from time to time. The Lessor reserves the right to inspect all freight which violates any of these Rules and Regulations or the Lease of which Rules and Regulations are a part.

14.

No Lessee shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacturing, or sale of liquor, narcotics or dope, or as a barber or a manicure shop.

15.

Lessor shall have the right to prohibit any advertising by any Lessee which in Lessor’s opinion, tends to impair the reputation of the building or its desirability as a professional Office Building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising. Lessee shall not use the name of the building or its owner in any advertising without the express written consent of Lessor.

16.

No Lessee shall install or permit the insistiation or use of any machines dispensing goods for sale including without limitation, foods, beverages, cigarettes or cigars. No food or beverage shall be carried in the public halls and elevators of the buildings except in closed containers.

17.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18.

Canvassing, soliciting, and peddling in the Building is prohibited, and each Lessee shall cooperate to prevent the same by notifying the Lessor. Lessor reserves the right to inspect any parcel or package being removed from the building by Lessee its employees representatives and business invitees.

19.

There shall not be used in any space or in the public halls of any building, either by a Lessee or by jobbers or others in the delivery of a receipt of merchandise any hand trucks except those equipped with rubber tires and side guards.

20.

Lessor reserves the right to determine as necessary building operation hours by use of electric door locking system. Lessee shall not interfere with building security by propping open any door or tampering with security.

21.	Lessee must inform Lessor of any improvements related to telephone or electrical wiring.

22.	Lessor reserves the right to restrict parking to the rear of the building for large vehicles and/or vehicles with a company logo attached and will do so on a case by case basis.

23.

Any Lessee who wishes to leave a vehicle overnight must obtain permission from the Lessor. Vehicles that are left overnight that have not received permission from the Lessor may be towed at the Lessee’s expense.

24.	Lessor reserves the right to reasonably limit the number of parking spaces use by/for any Lessee of the building.

25.	In the event that Lessee requests contractor services from Property Management, Property Manager may charge a coordination fee equal to 10% of the total project cost.

26.	Lessor reserves the right to modify these Rules and Regulations at any time but may not make changes that materially affects Lessees operations, unless such operations are unreasonable or unsafe.

FIRST AMENDMENT TO LEASE

Legacy Huron, LLC, LESSOR

and

Allurion Technologies, Inc., LESSEE

Reference is hereby made to a Lease dated June 15, 2016, hereinafter referred to as the “Lease”, between Legacy Huron, LLC, LESSOR and Allurion Technologies, Inc., LESSEE.

On this the 28th day of November 2016, both parties agree to amend the Lease as follows:

1.	The Lease is hereby extended for a three-month period from January 1, 2017 to March 31, 2017 with the rent for the extension period being $3,489.75 per month.

2.	Electricity charges will remain at $1.75 per square foot or $370.13 per month and due with the Monthly Rent.

3.

Provided Lessee is not in Default; Lessee shall have the right to extend the term of the Lease for one (1) additional three (3) month period at the same Rent detailed in Section one (1) hereof. Lessee will provide Lessor with eight (8) weeks prior notice in writing of its intention to exercise the option.

4.	In all other respects, the Lease shall remain in full force and effect and is hereby ratified by both parties.

IN WITNESS WHEREOF, the LESSOR and LESSEE UNDER DUE AUTHORITY

have hereunto set their hands and common seals

This 28th day of November, 2016

LESSOR:	/s/ Michael L. Price	LESSEE:	/s/ Jonathan D. Wecker
	Legacy Huron, LLC		Allurion Technologies, Inc

By: Michael L. Price		By: Jonathan D. Wecker

Title:	Manager	Title:	CEO

SECOND AMENDMENT TO LEASE

Legacy Huron, LLC, LESSOR

and

Allurion Technologies, Inc., LESSEE

This will serve as the SECOND AMENDMENT to the Lease Agreement (the “SECOND AMENDMENT”) between Legacy Huron, LLC as Landlord (the “LESSOR”) and Allurion Technologies, Inc. as Tenant (the “LESSEE”) dated June 15, 2016.

WHEREAS, by the Lease (the “Lease”) dated as of June 15 2016, LESSOR leased to LESSEE, approximately 2,538 rentable square feet (the “PREMISES”) located at 11 Huron Drive, Natick, MA.

WHEREAS, by the First Amendment to Lease (the “First Amendment”) dated as of October, 2016, LESSOR and LESSEE, agreed to extend the Lease Term for an additional three month period from January 1, 2017 through March 31, 2017 (the “First Extension Period”).

NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration each to the other paid, receipt and sufficiency whereof are hereby acknowledged, and in consideration of the covenants and agreements herein contained, LESSOR and LESSEE do hereby agree as follows;

1.

The Lease is hereby extended for an additional five-month period from April 1, 2017 through August 31, 2017 (the “Second Extension Period”) with the Rent for the Second Extension Period being $3,489.75 per month.

2.	Electricity charges will remain at $1.75 per square foot or $370.13 per month and due with the monthly Rent.

3.	In all other respects, the Lease shall remain in full force and effect and is hereby ratified by both parties.

IN WITNESS WHEREOF, the LESSOR and LESSEE UNDER DUE AUTHORITY

have hereunto set their hands and common seals

This 20th day of March, 2017

LESSOR:	/s/ Michael L. Price	LESSEE:	/s/ Jonathan D. Wecker
	Legacy Huron, LLC		Allurion Technologies, Inc

By: Michael L. Price		By: Jonathan D. Wecker

Title: Manager		Title: CEO

THIRD AMENDMENT TO LEASE

Legacy Huron, LLC, LESSOR

and

Allurion Technologies, Inc., LESSEE

This will serve as the THIRD AMENDMENT to the Lease Agreement (the “THIRD AMENDMENT”) between Legacy Huron, LLC as Landlord (the “LESSOR”) and Allurion Technologies, Inc. as Tenant (the “LESSEE”) dated June 15, 2016.

WHEREAS, by the Lease (the “Lease”) dated as of June 15, 2016, LESSOR leased to LESSEE, approximately 2,538 rentable square feet (the “PREMISES”) located at 11 Huron Drive, Natick, MA.

WHEREAS, by the First Amendment to Lease (the “First Amendment”) dated as of October, 2016, and further amended with the Second Amendment to Lease (the “Second Amendment”) dated as of March 20, 2017, LESSOR and LESSEE, agreed to extend the Lease Term for an additional five-month period from April 1, 2017 through August 31, 2017 (the “Second Extension Period”).

NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration each to the other paid, receipt and sufficiency whereof are hereby acknowledged, and in consideration of the covenants and agreements herein contained, LESSOR and LESSEE do hereby agree as follows;

1.

The Lease is hereby extended for an additional seven-month period from September 1, 2017 through March 31, 2018 (the “Third Extension Period”) with the Rent for the Third Extension Period being $3,595.50 per month.

2.	Electricity charges will remain at $1.75 per square foot or $370.13 per month and due with the monthly Rent.

3.	The LESSEE will have the right of first offer with respect to space contiguous to the PREMISES.

4.	In all other respects, the Lease shall remain in full force and effect and is hereby ratified by both parties.

IN WITNESS WHEREOF, the LESSOR and LESSEE UNDER DUE AUTHORITY

have hereunto set their hands and common seals

This 21st day of June, 2017

LESSOR:	/s/ Michael L. Price	LESSEE:	/s/ Jonathan D. Wecker
	Legacy Huron, LLC		Allurion Technologies, Inc

By: Michael L. Price		By: Jonathan D. Wecker

Title: Manager		Title: CEO

FOURTH AMENDMENT TO LEASE

Legacy Huron, LLC, LESSOR

and

Allurion Technologies, Inc., LESSEE

This will serve as the FOURTH AMENDMENT to the Lease Agreement (the “FOURTH AMENDMENT”) between Legacy Huron, LLC as Landlord (the “LESSOR”) and Allurion Technologies, Inc. as Tenant (the “LESSEE”) dated June 15, 2016.

WHEREAS, by the Lease (the “Lease”) dated as of June 15, 2016, LESSOR leased to LESSEE, approximately 2,538 rentable square feet (the “EXISTING PREMISES”) located on the 2nd floor at 11 Huron Drive, Natick, MA (the “PROPERTY”).

WHEREAS, by the First Amendment to Lease (the “First Amendment”) dated as of November, 2016, LESSOR and LESSEE agreed to extend the Lease Term for an additional three-month Term from January 1, 2017 through March 31, 2017 (the “First Extension Period”) and further amended with the Second Amendment to Lease (the “Second Amendment”) dated as of March 20, 2017, LESSOR and LESSEE, agreed to extend the Lease Term for an additional five-month period from April 1, 2017 through August 31, 2017 (the “Second Extension Period”), and further amended by the (the “Third Amendment”) dated June 21, 2017, LESSOR and LESSEE agreed to extend the lease an additional five-month period from September 1, 2017 through March 31, 2018 (the “Third Extension Period”).

NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration each to the other paid, receipt and sufficiency whereof are hereby acknowledged, and in consideration of the covenants and agreements herein contained, LESSOR and LESSEE do hereby agree as follows;

1.

LESSEE has agreed to relocate from the EXISTING PREMISES to approximately 7,371 rentable square feet (the “RELOCATION PREMISES”) located on the 2nd floor at 11 Huron Drive, Natick, MA. The term of the lease for the Relocation Premises shall commence on the Commencement Date and shall terminate 5-years and 2-months thereafter (the “Lease Expiration Date”) (the “Fourth Extension Period”). The “Commencement Date” shall be the later of October 1, 2017 or upon Substantial Completion of the Lessor’s Work as set forth herein. Lessor’s Work shall be deemed “Substantially Complete” when Lessor’s construction representative confirms that Lessor’s Work has been completed in accordance with the Exhibit A, subject only to minor incomplete items that do not prevent or interfere with Lessee lawfully occupying the entire Premises for the permitted use. If the Commencement Date is a date other than October 1, 2017, both LESSOR and LESSEE shall memorialize the Commencement Date with a Term Commencement Date Agreement which shall state the actual Commencement Date and the Lease Expiration Date. The Base Rent for Fourth Extension Period shall be as follows:

Lease Periods	Per Month	Per Year
10/1/17 – 11/30/17	$0.00	$0.00
12/1/17 – 9/30/18	$11,517.19	$138,206.25
10/1/18 – 9/30/19	$11,824.31	$141,891.75
10/1/19 – 9/30/20	$12,131.44	$145,577.25
10/1/20 – 9/30/21	$12,438.56	$149,262.75
10/1/21 – 11/30/22	$12,745.69	$152,948.25

2.	Electricity charges for Lessee’s “lights and plugs” will be invoiced at $1.75 per square foot or $1,074.94 per month and shall be due with the monthly Rent by the first of each month.

3.

Lessee shall have the right to extend the Lease for one (1) five (5) year term at Market Rent by providing Lessor with not less than twelve (12) months advanced written Notice to Lessor. “Market Rent” shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable space located in the vicinity of the Building, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location, and lease term, but in no event shall Market Rent be less than the Rent Lessee is then paying during the last year of the Term.

Lessor shall initially designate the Market Rent. If Lessee disagrees with Lessor’s designation of Market Rent, then Lessor shall have the right, by written notice given within twenty-one (21) days after Lessee has been notified of Lessor’s designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one to be chosen by Lessee, one to be chosen by Lessor and a third to be selected, if necessary, as below provided. If within twenty (20) days after Lessee’s notice, the parties agree upon a single arbitrator, Market Rent shall be determined by such arbitrator. The unanimous written decision of the two first chosen without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Lessor and Lessee. Lessor and Lessee shall each notify the other of its chosen arbitrator within twenty-one (21) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine Market Rent as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Lessor and Lessee thereof. Lessor and Lessee shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent has not been resolved before the commencement of Lessee’s obligation to pay rent under the Lease in Market Rent, then Lessee shall pay rent under the Lease in respect of the Premises based upon the Market Rent designated by Lessor until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Lessee shall pay any underpayment of rent to Lessor, or Lessor shall refund any overpayment of rent to Lessee. Each arbitrator appointed must be independent and shall not have worked for either Lessor or Lessee within the three (3) immediate prior years.

4.	Upon execution of this Fourth Amendment to Lease, Lessee’s security deposit shall be increased from $3,489.75 to $23,034.38 which will be held as security for the remainder of the Lease.

5.

The Lessee shall have a Right of First Offer (the “ROFO”) on the remaining space located on the 2nd floor of the Property, subject to the rights of any existing tenant on the 2nd floor of the Property. The terms and conditions of the ROFO shall be upon the same terms and conditions that Lessor is offering the space to bona fide third parties but the base Rent shall in no event be less than the Rent Lessee is then currently paying.

6.	The Lessee shall be responsible for their proportionate share of any increases in real estate taxes and Operating Expenses over the Base Years as provided in Section 7 hereof.

7.	Operating and Tax Escalation Provision: Additional Rent;

A.

Tax. If, in any tax year, the real estate taxes on the land and buildings, of which the Relocation Premises are a part, (the “Real Estate Taxes”) are in excess of the amount of the Real Estate Taxes in the Base Year, Lessee will pay to Lessor, as additional rent hereunder, when designated by notice in writing by Lessor, the amount of the excess multiplied by the Lessee’s proportionate share of area of the building (Escalation Factor). If the Lessor obtains an abatement of any such Real Estate Tax, a proportionate share of such abatement less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the Lessee.

B.

Operating. If, in any calendar year, the Operating Expenses for the Property of which the Relocation Premises are a part, are in excess of the Operating Expenses in the Base Year, Lessee will pay to Lessor, as additional rent hereunder, when and as designated by notice in writing by Lessor, the amount of the excess multiplied by the Escalation Factor. Operating Expenses defined for the purposes of this Fourth Amendment to Lease are: The aggregate costs or expenses reasonably incurred by Lessor with respect to the operation,administration, cleaning, repair, maintenance and management of the premises including, without limitation,those items enumerated herein. Any such accounting by Lessor shall be binding and conclusive upon Lessee unless within thirty (30) days after the giving by Lessor of such accounting, Lessee shall notify Lessor that Lessee disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

Without limitation, Operating Expenses shall include:

1.

All expenses incurred by Lessor or Lessor’s agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

2.

The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3.

The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provide that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

4.

Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Waltham area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management, together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, terminating or renewing leases and administration and operation of the Premises.

5.	Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

6.	Costs of electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Lessee.

7.

Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and any other governmental charges or taxes not included in Taxes, including linkage payments, if any.

8.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

C.

Payment. Payment of Additional Rent, if any, shall be on a monthly basis based on Lessor’s good faith estimate of the Real Estate Tax and Operating Expenses for the following year. If any payment is in excess of the actual Lessee’s Proportionate Share/Escalation Factor for Real Estate Taxes and Operating Expenses over the applicable Base Year, then such excess shall be refunded to Lessee in a timely manner.

D.	Lessee’s Proportionate Share/Escalation Factor of the Property shall be 24.57%

E.	The Base Years shall be fiscal year 2018 for Real Estate Taxes and calendar year 2018 for Operating Expenses.

8.	The Lessee shall be responsible for interior cleaning of the Relocation Premises.

9.

Lessee shall have use of up to 22 parking spaces on a first come first served basis, three (3) of which shall be reserved for Lessee’s exclusive use. The reserved parking spaces shall be located at the front of the Property in an area mutually agreeable to Lessor and Lessee. Lessee shall have no responsibility whatsoever to enforce and police the use of the exclusive parking spaces. Any signage required for the reserved spaces shall be at Lessor’s cost and shall comply with Lessor’s building standard signage program.

10.

The Lessor and Lessee acknowledge they have only dealt with SVN Parsons Commercial Group Boston on this transaction who shall be paid under a separate agreement by the Lessor and each party agrees to hold the other harmless for any other claims relating thereto.

11.

The Lessee shall have a one (1) time option to terminate the Lease at the thirty-sixth month of the Term (“Early Termination”) by providing Lessor with not less than nine (9) months advanced written notice of Lessee’s intent to terminate the Lease (the “Termination Notice”). Upon Early Termination, Lessee shall pay an early termination fee equal to three (3) months of the then current Base Rent plus any unamortized construction and brokerage fees.

12.

At Lessor’s sole cost and expense, Lessor shall provide a “turnkey” build-out in accordance with EXHIBIT A (“Lessor’s Work”). In addition to the improvements shown on EXHIBIT A, Lessor shall also (i) replace the first floor entry door located near the elevator with a minimum of a 42” door, (ii) endeavor to resolve the electrical issue that currently exists between the wall that separates the existing Premises and the adjacent premises, (iii) install six (6) new electrical outlets in mutually agreed upon locations, (iv) install vinyl flooring in the lab area (v) create a new walking path in a mutually agreed upon location using mutually agreed upon materials at the exterior of the Property (vi) install standard sidelights to each office along the wall, and (vii) make the door leading out of the lab into the hallway a minimum of 42” The ongoing maintenance and repair of the walking path shall be the responsibility of Lessor.

13.

Upon the Commencement Date all obligations and rights of Lessee in and to the Existing Premises shall expire In all other respects, the Lease shall remain in full force and effect and is hereby ratified by both parties.

IN WITNESS WHEREOF, the LESSOR and LESSEE UNDER DUE AUTHORITY

have hereunto set their hands and common seals

This 21st day of August, 2017

LESSOR:	/s/ Michael L. Price	LESSEE:	/s/ Jonathan D. Wecker
	Legacy Huron, LLC		Allurion Technologies, Inc.

By: Michael L. Price		By: Jonathan D. Wecker

Title: Manager		Title: CEO

DRAFT PLAN AS OF AUGUST 4, 2017

A
B
C
C.6
D
D.4
E
1
1A
2
3
4
5
LAB
ENGINEERING
ENGINEERING
ROOM A
OPEN TO BELOW
SHARED OFFICE
RECEPTION
OFFICE 8
OFFICE 7
OFFICE 6
OFFICE 5
OFFICE 4
OFFICE 3
MEN
WOMEN
CONFERENCE ROOM
KITCHEN
TOILET
KITCHEN
OFFICE 1
OFFICE 2
ADMIN.
ELECTRICAL REQUIREMENTS:
LAB:
• 1x 16 AMP 230, 3 PHASE
• 2x 7.5 AMP 230, 3 PHASE
• 1x 28 AMP 230 VOLT, SINGLE PHASE
• SIGNIFICANT # OF REGULAR 110 VOLT WALL OUTLETS
• 8 REGULAR 110 VOLT DROPS FROM CEILING
ROOM A:
• SIGNIFICANT # OF REGULAR 110 VOLT WALL OUTLETS

SECOND FLOOR FIT PLAN

3/32" = 1'-0"

17140

A1.1

NDA ARCHITECTS
NEWBURY DESIGN ASSOCIATES
506 NEWBURY STREET
FRAMINGHAM, MA 01701
508.620.9705 T 508.620.9710 F

PROJECT:
ALLURION
11 HURON DRIVE
NATICK, MASSACHUSETTS

TITLE: TEST FIT
SCALE: AS NOTED
DATE: 7-28-17

FIFTH AMENDMENT TO LEASE

Legacy Huron, LLC, LESSOR

and

Allurion Technologies, Inc ., LESSEE

This will serve as the FIFTH AMENDMENT to the Lease Agreement (the “FIFTH AMENDMENT”) between Legacy Huron, LLC as Landlord (the “LESSOR”) and Allurion Technologies, Inc. as Tenant (the “LESSEE”) dated June 15, 2016.

WHEREAS, by the Lease (the “Lease”) dated as of June 15, 2016, LESSOR leased to LESSEE, approximately 2,538 rentable square feet (the “EXISTING PREMISES”) located on the 2nd floor at 11 Huron Drive, Natick, MA (the “PROPERTY”).

WHEREAS, by the First Amendment to Lease (the “First Amendment”) dated as of November, 2016, LESSOR and LESSEE agreed to extend the Lease Term for an additional three-month Term from January 1, 2017 through March 31, 2017 (the “First Extension Period”) and further amended with the Second Amendment to Lease (the “Second Amendment”) dated as of March 20, 2017, LESSOR and LESSEE, agreed to extend the Lease Term for an additional five-month period from April 1, 2017 through August 31, 2017 (the “Second Extension Period”), and further amended by (the “Third Amendment”) dated June 21, 2017, LESSOR and LESSEE agreed to extend the lease an additional five-month period from September 1, 2017 through March 31, 2018 (the “Third Extension Period”), and further amended by the (the “Fourth Amendment”) dated August 27, 2017, LESSOR and LESSEE agreed to amend the lease to relocate the Premise to 7,371 rentable square feet and to extend the Lease through November 30, 2022.

NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration each to the other paid, receipt and sufficiency whereof are hereby acknowledged, and in consideration of the covenants and agreements herein contained, LESSOR and LESSEE do hereby agree as follows;

1.

LESSEE has agreed to lease and expand into approximately 2,538 rentable square feet (the “EXPANSION PREMISES”) located on the 2nd floor at 11 Huron Drive, Natick, MA. Collectively, the Expansion Premises consisting of 2,538 rentable square feet and the Premises consisting of 7,371 rentable square feet shall be the “Total Premises”. The term of the lease for the Expansion Premises shall commence on October 27, 2017 and shall terminate on November 30, 2022 (the “Lease Expiration Date”). The “Commencement Date” for the Expansion Premises shall be October 27, 2017 with no Rent due from October 27, 2017 through December 27, 2017. The Base Rent for the Expansion Premises shall be as follows:

Lease Periods	Per Month	Per Year
10/27/17 – 12/27/17	$0.00	$0.00
1/1/18 – 9/30/18	$3,965.63	$47,587.50
10/1/18 – 9/30/19	$4,071.38	$48,856.50
10/1/19 – 9/30/20	$4,177.13	$50,125.50
10/1/20 – 9/30/21	$4,282.88	$51,394.50
10/1/21– 11/30/22	$4,388.63	$52,663.50

2.

Electricity charges for Lessee’s “lights and plugs” for the Expansion Premises will be invoiced at $1.75 per square foot or $370.13 per month and shall be due with the monthly Rent by the first of each month beginning on the Commencement Date.

3.	Lessee shall have the right to extend the Lease for the Total Premises for one (1) five (5) year term per Paragraph 3 of the Fourth Amendment to Lease Agreement.

4.	Upon execution of this Fifth Amendment to Lease, Lessee’s security deposit shall be increased from $23,034.38 to $27,000.00 which will be held as security for the remainder of the Lease Term.

5.	The Lessee shall pay prorated Rent for the Expansion Premises of $511.69 for the four (4) days in December 2017. The Lessee shall make this payment along with the Rent for January 2018.

6.

In accordance with the 4th Amendment to Lease, the Lessee shall pay prorated Rent for the Premises of $1,486.09 for the four (4) days in December 2017. The Lessee shall make this payment along with the Rent for January 2018.

8	The Lessee shall be responsible for their proportionate share of any increases in real estate taxes and Operating Expenses over the Base Years as provided in Section 7 hereof.

9.	Operating and Tax Escalation Provision: Additional Rent;

A.

Tax. If, in any tax year, the real estate taxes on the land and buildings, of which the Relocation Premises are a part, (the “Real Estate Taxes”) are in excess of the amount of the Real Estate Taxes in the Base Year, Lessee will pay to Lessor, as additional rent hereunder, when designated by notice in writing by Lessor, the amount of the excess multiplied by the Lessee’s proportionate share of area of the building (Escalation Factor). If the Lessor obtains an abatement of any such Real Estate Tax, a proportionate share of such abatement less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the Lessee.

B.

Operating. If, in any calendar year, the Operating Expenses for the Property of which the Relocation Premises are a part, are in excess of the Operating Expenses in the Base Year, Lessee will pay to Lessor, as additional rent hereunder, when and as designated by notice in writing by Lessor, the amount of the excess multiplied by the Escalation Factor. Operating Expenses defined for the purposes of this Fourth to Amendment to Lease are: The aggregate costs or expenses reasonably incurred by Lessor with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, the without limitation, those items enumerated herein. Any such accounting by Lessor shall be binding and conclusive upon Lessee unless within thirty (30) days after the giving by Lessor of such accounting, Lessee shall notify Lessor that Lessee disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

Without limitation, Operating Expenses shall include:

1.

All expenses incurred by Lessor or Lessor’s agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

2.

The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3.

The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provide that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

4.

Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Waltham area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management, together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, terminating or renewing leases and administration and operation of the Premises.

5.	Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

6.	Costs of electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Lessee.

7.

Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and any other governmental charges or taxes not included in Taxes, including linkage payments, if any.

8.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

C.

Payment. Payment of Additional Rent, if any, shall be on a monthly basis based on Lessor’s good faith estimate of the Real Estate Tax and Operating Expenses for the following year. If any payment is in excess of the actual Lessee’s Proportionate Share/Escalation Factor for Real Estate Taxes and Operating Expenses over the applicable Base Year, then such excess shall be refunded to Lessee in a timely manner.

D.

Lessee’s Proportionate Share/Escalation Factor of the Property for the Premises shall be 24.57%. Lessee’s Proportionate Share/Escalation Factor of the Property for the Expansion Premises shall be 8.46%.

E.	The Base Years shall be fiscal year 2018 for Real Estate Taxes and calendar year 2018 for Operating Expenses.

10.	The Lessee shall be responsible for interior cleaning of the Total Premises.

11.	Beginning on November 1, 2017, Lessee shall have use of 8 additional parking spaces on a first come first served basis, bringing the total parking spaces for the Total Premises to 30 spaces.

12.

The Lessor and Lessee acknowledge they have only dealt with SVN Parsons Commercial Group Boston on this transaction who shall be paid under a separate agreement by the Lessor and each party agrees to hold the other harmless for any other claims relating thereto.

13.

At Lessor’s sole cost and expense, Lessor shall complete the following improvements (the “Improvements”) to the Expansion Premises. Lessee and Lessor acknowledge that the Improvements will not be completed by Lessor until the time Lessee provides Lessor with not less than three (3) months advanced written notice (the “Lessee’s Improvement Notice”). Upon receipt of Lessee’s Improvement Notice, Lessor shall commence work towards completing the Improvements and shall endeavor to complete the work as soon as reasonably practical.

a.	Paint the Expansion Premises using building standard materials.

b.	Replace the carpet in the Expansion Premises using building standard materials. .

c.	Remove the wall that separates the Premises from the Expansion Premises.

d.	Replace the window blinds within the Expansion Premises using building standard materials.

e.	Remove one of the two doors leading from the Expansion Premises to the hallway.

14.	In all other respects, the Lease shall remain in full force and effect and is hereby ratified by both parties.

IN WITNESS WHEREOF, the LESSOR and LESSEE UNDER DUE AUTHORITY

have hereunto set their hands and common seals

This 30th day of October, 2017

LESSOR:	/s/ Michael L. Price	LESSEE:	/s/ Jonathan D. Wecker
	Legacy Huron, LLC		Allurion Technologies, Inc

By: Michael L. Price		By: Jonathan D. Wecker

Title: Manager		Title: CEO